EXHIBIT 10.27
AMENDMENT TO CONSULTING AGREEMENT
     This amendment (the “Amendment”) dated September 14, 2006 amends and modifies certain terms of the Consulting Agreement dated November 19, 2004 (the “Original Agreement”) between London Aussie Marketing Ltd. (“Consultant”) and Save the World Air, Inc. (“Company”). All references and definitions as provided for in the Original Agreement apply to this Amendment, unless stated otherwise.
     WHEREAS, the parties to the Original Agreement hereby acknowledge that this amendment is supported by adequate consideration and represent a change in the terms of the Original Agreement; and
     WHEREAS, the parties desire to modify and eliminate the provision of compensation under Section 3(a) of the Original Agreement; and
     WHEREAS, the parties desire to change certain terms and conditions under Sections 3(b) and 3(c) of the Original Agreement.
AGREEMENT
IT IS HEREBY AGREED that the Original Agreement is amended as follows:
     1. Section 3(a) of the Original Agreement is eliminated in its entirely and the Consultant (or its assigns) shall have no right to received any compensation in the form of royalties as a part of its compensation under the Original Agreement, as amended. The parties acknowledge and agree that the sole and exclusive compensation due to the Consultant for performance of the Original Agreement, as amended, will be as provided under paragraph 3(b).
     2. Section 3(b)(ii) of the Original Agreement is amended in its entirely to read as follows:
“(ii) Warrants to purchase up to 450,000 shares of the Company’s common stock, subject to and issuable upon the execution by the Company of a distribution agreement with a Strategic Partner for the Company’s products with UNEP, UNITAR, C.V. INDAKO TRADING CO., MEDAN or an affiliate entity, through Nico Barito, Senior Fellow of Merchandising Corporation Programme, or through such other authorized person. Such warrants shall have a term of five years and have an exercise price of $1.00 per share. The warrant and shares issuable upon exercise of the warrant shall be registered in the name of Mark Thornton.”
     3. Section 3(c) of the Original Agreement is amended in its entirely to read as follows:
“(c) Form S-8 Registration. The Company agrees to file with the Securities and Exchange Commission, promptly following the execution of the distribution agreement referred to in Section 3(b)(ii), a registration statement on Form S-8 (or other comparable form), registering for resale the shares of the Company’s common stock issuable upon exercise of the warrant to be issued pursuant to Section 3(b)(ii).”
     4. CONFLICT. Any conflicts between this Amendment and the Original Agreement will be resolved by the language of this Amendment, as the expressed intent of the parties. The Original Agreement, as amended hereby, has been negotiated between the parties and no presumption shall arise based on which party drafted the language of this Amendment.
     5. DISPUTE RESOLUTION. The parties agree that the Original Agreement, as amended by this Amendment, will be construed and interpreted in accordance with the laws of the State of California, without regard to the body of law known as conflicts of law, and that any disputes, claims, disagreements or interpretations will be resolved by mediation between the parties. Should the parties fail to reach and agreement through mediation, any such matters will be determined by arbitration under the laws of the State of California. Notwithstanding that the Original Agreement, as amended, is between entities located in different jurisdictions, service of any notice, legal or otherwise, may be made by registered mail to the address provided in the Original Agreement. Each party hereby irrevocably waives all right of trial by jury in any action, proceeding or counterclaim, arising out of or in connection with the original or any amended agreement or any matter arising therefrom. Any arbitration agreement is enforceable by a Court having jurisdiction of the parties.
     6. SURVIVAL OF OTHER PROVISIONS. The terms of the Original Agreement, to the extent they do not conflict with this Amendment, remain in full force and effect.
     IN WITNESS HERETO, the parties, by their authorized signatories execute this Amendment as of the date above first written.

“Company” SAVE THE WORLD AIR. INC.

By	/s/ Bruce H. McKinnon

Bruce H. McKinnon
Title:	President/Chief Operating Officer

“Consultant” LONDON AUSSIE MARKETING LTD.

By	/s/ Mark Thornton

Mark Thornton
Title:	Director

9/14/06

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